Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-K of Hilb Rogal & Hobbs Company for the year ended December 31, 2007, I, Martin L. Vaughan, III, Chairman and Chief Executive Officer of Hilb Rogal & Hobbs Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-K for the year ended December 31, 2007 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-K for the year ended December 31, 2007 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb Rogal & Hobbs Company and its subsidiaries as of and for the periods presented in such Form 10-K.

By:	/S/ MARTIN L. VAUGHAN, III	Date:	February 28, 2008
Martin L. Vaughan, III Chairman and Chief Executive Officer